LEE ENTERPRISES, INCORPORATED

                               215 N. Main Street

                           Davenport, Iowa 52801-1924

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD JANUARY 22, 2003

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders of Lee Enterprises, Incorporated, a Delaware corporation (the "Company"), will be held at the Radisson Quad City Plaza Hotel & Conference Center, 111 E. 2nd Street, Davenport, Iowa, on January 22, 2003, at 9:00 a.m., for the following purposes:

        (1)   To elect three directors for terms of three years; and

        (2) To consider and act upon a proposal to amend and restate the 1996 Stock Plan for Non-Employee Directors; and

        (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed December 2, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

It is important that your shares be represented whether or not you plan to attend the Annual Meeting. You may vote by marking, signing and dating the enclosed proxy card and returning it in the postage paid envelope. Stockholders may also vote by telephone or via the Internet. If you attend the meeting, you may withdraw your proxy at that time and vote your shares in person.


/s/ C. D. Waterman III
-----------------------------
C. D. Waterman III, Secretary




Davenport, Iowa
December 27, 2002

                          LEE ENTERPRISES, INCORPORATED

                       2003 ANNUAL MEETING OF STOCKHOLDERS

                                 PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders to be held at the Radisson Quad City Plaza Hotel & Conference Center, 111 East 2nd Street, Davenport, Iowa on Wednesday, January 22, 2003, at 9:00 a.m., for the purposes set forth in the Notice of Annual Meeting of Stockholders.

The principal executive offices of the Company are located at 215 N. Main Street, Davenport, Iowa 52801-1924. This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about December 27, 2002, together with a copy of the Company's Annual Report for the fiscal year ended September 30, 2002.

                                     PROXIES

Your vote is very important. For this reason, the Board of Directors is requesting that you use the enclosed proxy card to vote your shares. If the accompanying proxy is executed, the shares represented by the proxy will be voted as specified below. You may also vote your shares by delivering your proxy by telephone or via the Internet.

If a broker, bank or other nominee holds your Common Stock, you will receive instructions from them that you must follow in order to have your shares voted. If you hold certificate(s) in your own name as a holder of record, you may vote your Common Stock or Class B Common Stock by signing, dating and mailing the proxy card in the postage paid envelope provided. Alternatively, you may vote your shares in person at the Annual Meeting.

You may revoke the proxy before the Annual Meeting, whether delivered by telephone, Internet or through the mail, by using the telephone voting procedures, the Internet voting procedures or by mailing a signed instrument revoking the proxy to: C. D. Waterman III, Corporate Secretary, Lee Enterprises, Incorporated, 215 N. Main St., Davenport, IA 52801-1924. To be effective, a mailed revocation must be received by the Secretary on or before January 21, 2003. A stockholder may also attend the Annual Meeting in person, withdraw the proxy and vote in person.

                                VOTING PROCEDURES

Stockholders of record at the close of business on December 2, 2002 will be entitled to vote at the Annual Meeting or any adjournment thereof. As of November 29, 2002, there were 34,741,422 shares of Common Stock and 9,672,943 shares of Class B Common Stock outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting; each share of Class B Common Stock is entitled to ten votes at the meeting. The holders of Common Stock and Class B Common Stock will vote as a single class on all matters to be considered at the Annual Meeting.

The presence, in person or by proxy, of a majority of the voting power of Common Stock and Class B Common Stock of the Company issued and outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a plurality of the voting power of Common Stock and Class B Common Stock represented in person or by proxy at the Annual Meeting is required to elect directors, and the affirmative vote of the holders of a majority of the voting power of Common Stock and Class B Common Stock represented at the Annual Meeting is required to act on Proposal 2 as more fully set forth in this Proxy Statement and on any other matter properly brought before the meeting.

Abstentions from voting will be included for purposes of determining whether the requisite number of affirmative votes are received on any matters other than the election of directors submitted to the stockholders for vote and, accordingly, will have the same effect as a vote against such matters. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present and entitled to vote, but will have no effect on the vote, with respect to that matter.

In voting by proxy with regard to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees, or withhold their votes as to specific nominees. Stockholders should specify their choices on the accompanying proxy card or by using the telephone or Internet voting procedures. All properly executed proxies delivered by stockholders to the Company and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given on a proxy card with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted "FOR" the election of all directors and the approval of Proposal 2 as more fully set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

Three directors are to be elected at the Annual Meeting to hold office for three-year terms expiring at the Annual Meeting of Stockholders in 2006.

Proxies will be voted for the election of these nominees unless the stockholder giving the proxy withholds such authority. If as a result of circumstances not now known any of such nominees shall be unable to serve as a director, proxies will be voted for the election of such other person as the Board of Directors may select. Information about the nominees and directors continuing in office, including business experience for at least the last five years, is set forth below:

Nominees for Election as Directors with Terms Expiring in 2006

Each of the individuals named below is a nominee of the Nominating and Corporate Governance Committee of the Board of Directors. Messrs. Mayer, Schermer and Vittert are presently directors whose current terms expire January 22, 2003.

                   William E. Mayer, 62, Director since 1998

Mr. Mayer is a founding partner of Park Avenue Equity Partners, L.P., New York, NY, a private equity firm. He was the founding partner of Development Capital, LLC, a company that invested in private and public companies, from 1996 to 1999. He is also a director of First Health Group Corp. and a trustee of the Liberty Mutual Funds.

Mr. Mayer is Chairman of the Executive Compensation Committee and a member of the Nominating and Corporate Governance Committee. Mr. Mayer has been appointed as the Company's lead director by the independent directors.

                  Gregory P. Schermer, 48, Director since 1999

Mr. Schermer is Vice President-Interactive Media and Corporate Counsel of the Company. He is also a Director of Madison Newspapers, Inc., which is owned 50% by the Company.

                     Mark Vittert, 54, Director since 1986

Mr. Vittert is a private investor.

Mr. Vittert is Chairman of the Nominating and Corporate Governance Committee and a member of the Executive Compensation Committee.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR Proposal 1 for the election of each of the nominees listed herein.

                INCUMBENT DIRECTORS WITH TERMS EXPIRING IN 2004

Mary E. Junck, 55, Director since 1999

Ms. Junck was elected Chairman, President and Chief Executive Officer of the Company in January 2002. From January 2001 to January 2002, she served as President and Chief Executive Officer of the Company. She became Executive Vice President and Chief Operating Officer of the Company in May 1999 and President in January 2000. From May 1996 to April 1999 she was Executive Vice President of The Times Mirror Company and President of Eastern Newspapers. She was named Publisher and Chief Executive Officer of The Baltimore Sun in 1993. She is also a Director of Madison Newspapers, Inc., which is owned 50% by the Company.

Ms. Junck is Chairman of the Executive Committee.

Andrew E. Newman, 58, Director since 1991

Mr. Newman is Chairman and Chief Executive Officer of Race Rock International, Inc. and Culinary Essence, LLC, with principal offices in St. Louis, MO, both of which are privately held companies that own and operate restaurants.

Mr. Newman is Chairman of the Audit Committee and a member of the Executive Compensation Committee.

Gordon D. Prichett, 61, Director since 1998

Mr.  Prichett  is a partner  in  Cairnwood  Cooperative,  Boston,  MA, a private
investment   group.  He  is  also  Professor  of  Mathematics,   Statistics  and
Information Systems at Babson College, Babson Park, MA.

Mr. Prichett is a member of the Audit Committee and the Executive Committee.

                INCUMBENT DIRECTORS WITH TERMS EXPIRING IN 2005

Rance E. Crain, 64, Director since 1990

Mr. Crain is the President and Editorial Director of Crain Communications, Inc., a privately held, diversified publishing company with its principal offices in Chicago, IL.

Mr. Crain is a member of the Executive Compensation Committee and the Executive Committee.

Herbert W. Moloney III, 51, Director since 2001

Mr. Moloney is the Chief Operating Officer, North America, of Vertis, Inc., Baltimore, MD ("Vertis"), a privately held company that provides integrated business marketing solutions. Prior to the formation of Vertis in 2000, Mr. Moloney was Executive Vice President, Marketing and Sales, of TC Advertising, a predecessor entity.

Mr. Moloney is a member of the Audit Committee and the Nominating and Corporate Governance Committee.

          DIRECTORS' MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Company's Board of Directors met 10 times in fiscal 2002.

The Company's Board of Directors has four committees. With the exception of the Executive Committee, each is composed of at least three independent directors and operates under a written charter. The Board of Directors of the Company has examined the relationship between each director and the Company and has determined that Messrs. Crain, Mayer, Newman, Prichett and Vittert do not have any direct or material indirect relationship with the Company, other than in their respective capacities as directors, which would compromise their ability to act as independent directors as contemplated under Section 303 of the Listing Standards of the New York Stock Exchange. Vertis, of which Mr. Moloney is Chief Operating Officer, North America, provides the Company, in the normal course of business, with an Internet subscription service that allows access to advertising prototypes. Fees paid by the Company to Vertis for that service totaled $76,000 in fiscal 2002. The Board of Directors does not consider the relationship between the Company and Vertis to be material to either party, and also considers Mr. Moloney an independent director of the Company.

The Company's Audit Committee met 10 times in fiscal 2002. Its functions include review of the scope, timing and other considerations relative to the independent public accountants' annual audit of the consolidated financial statements, the adequacy of internal control and the internal audit function, and evaluation of the performance of external and internal auditors and the Company's accounting and financial functions. In addition, the Committee appoints, and approves professional services provided by, the Company's independent public accountants, prior to rendering of such services, and reviews the possible effect of any non-audit-related services upon the independence of the Company's accountants.

The Company's Executive Compensation Committee met seven times in fiscal 2002. Its functions are to administer the Company's Retirement Account Plan, Supplementary Benefits Plan as Amended and Restated on April 26, 1990 and the 1990 Long Term Incentive Plan; to establish salary ranges and salaries, bonus formulae and bonuses, and participation in other benefit plans or programs, for executive officers; to review employment terminations involving payment to any officer or other key executive in excess of $200,000; to approve employment contracts for executives extending beyond one year; and to approve the position description performance standards and key result areas for bonus criteria for the Chief Executive Officer of the Company and to measure her related performance. In addition, the Committee recommends to the Board of Directors significant employee benefit programs and bonus or other benefit plans affecting individuals on the executive payroll other than elected officers.

The Company's Nominating and Corporate Governance Committee met twice in fiscal 2002. Its functions are to consider and recommend to the Board all nominees for possible election and re-election to the Board of Directors, and to consider all matters relating to the size, composition and governance of the Board and the general subject matter, size and composition of Board committees. The Nominating and Corporate Governance Committee will consider nominees recommended by the stockholders. Recommendations should be sent to Mark Vittert, Chairman, Nominating and Corporate Governance Committee, in care of the Company, at the address shown on the cover of this Proxy Statement.

No incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he or she served during fiscal 2002.

                            COMPENSATION OF DIRECTORS

No Company employee receives any remuneration for acting as a director. In fiscal 2002 Messrs. Crain, Mayer, Moloney, Newman, Prichett and Vittert were paid a $24,400 annual retainer, $1,000 for each Board meeting attended, $500 for each Board telephonic meeting, $700 for each committee meeting attended and $350 for each committee telephonic meeting. Committee chairmen were also paid $3,000 as an annual retainer for acting as such. Directors engaged to provide consultative services are normally compensated at the rate of $1,500 per diem. No non-employee director was paid additional compensation for consultative services in fiscal 2002.

For fiscal 2003, in consideration of the increased responsibilities being placed on directors by the New York Stock Exchange, the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002, the Company will pay all non-employee directors a $30,000 annual retainer. The lead director will receive an additional annual retainer of $10,000. The Chairman of the Audit Committee will receive a $10,000 annual retainer for acting as such and other committee chairmen will receive an annual retainer of $5,000. Non-employee directors will receive $1,000 for each Board or committee meeting attended and $500 for each Board or committee telephonic meeting. There have been no substantive changes in non-employee director compensation since 1996.

In 1996 the stockholders of the Company approved the Stock Plan for Non-Employee Directors. Under the plan, non-employee directors presently receive an annual grant of 500 shares of Common Stock, and may elect to receive all or 50% of the cash retainer and meeting fees described above in Common Stock of the Company. As described more fully in Proposal 2, the Board of Directors proposes to increase the annual grant of Common Stock to 1,500 shares under the plan.

The Board of Directors has authorized non-employee directors, prior to the beginning of any Company fiscal year, to elect to defer receipt of all or any part of the compensation a director might earn during such year. Amounts so deferred will be paid to the director upon his or her ceasing to be a director or upon attaining any specified age between 60 and 70, together with interest thereon at the average rate of interest earned by the Company on its invested funds during each year. Alternatively, directors may elect to have deferred compensation credited to a "rabbi trust" established by the Company with an independent trustee, which administers the investment of amounts so credited for the benefit and at the direction of the trust beneficiaries until their accounts are distributed under the deferred compensation plan.

          PROPOSAL 2 - APPROVAL OF AMENDED AND RESTATED 1996 STOCK PLAN
                           FOR NON-EMPLOYEE DIRECTORS

At the 1996 Annual Meeting of the Company, the stockholders approved the Company's 1996 Stock Plan for Non-Employee Directors (the "Stock Plan") in order to encourage non-employee directors to increase their ownership of shares of the Company's Common Stock and thereby link their interests more closely with the interests of the other stockholders of the Company. The Board of Directors believes that the Stock Plan has assisted the Company in attracting and retaining non-employee directors of outstanding ability and in providing compensation opportunities which are competitive with those of other major corporations. Equally important, adoption of the Stock Plan has enabled non-employee directors to participate in the long-term growth and financial success of the Company.

The Stock Plan authorized the Board of Directors to reserve an aggregate of 50,000 shares of the Company's Common Stock (as such number may be adjusted for stock splits and dividends and certain other corporate changes in accordance with the Stock Plan), and to make an annual award of 500 shares of Common Stock to each non-employee director of the Company. The Stock Plan has no expiration date except that awards may not be granted in excess of the 50,000 shares of Common Stock which have been reserved for award. Pursuant to the terms of the Stock Plan, 38,401 shares of Common Stock have been issued to non-employee directors through September 30, 2002. In order to continue the Plan and increase the benefits of participation consistent with the enhanced duties imposed upon non-employee directors by the New York Stock Exchange, the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002, the Company is asking the stockholders to increase the number of shares of Common Stock to be awarded under the Amended and Restated Stock Plan to 150,000, and to authorize an annual grant of 1,500 shares to each individual non-employee director. The following summary sets forth the principal features of the Amended and Restated Stock Plan, which is qualified in its entirety by the complete text of the Amended and Restated Stock Plan set forth in Exhibit A to this Proxy Statement.

Awards may be granted only to non-employee directors of the Company. Awards may not be granted to any person who is an employee of the Company or of any subsidiary of the Company.

If approved by the stockholders, an award of 1,500 shares of the Company's Common Stock will be made automatically to each non-employee director on the first business day of June of each year, beginning on June 2, 2003. No consideration will be paid by a participant upon award of the shares. A non-employee director who is elected by the Board of Directors to fill a vacancy or newly created directorship between annual meetings of stockholders will automatically receive 1,500 shares of Common Stock on the earlier of the first business day of the fourth month after taking office or the last business day of the year in which he or she takes office.

Non-employee directors will continue to have the right to elect in writing to receive all or 50 percent of the compensation described above under the caption "Compensation of Directors", which would otherwise be payable in cash, in shares of Common Stock. The number of shares so awarded will be determined by dividing the amount of the compensation to be paid by the closing price of the Company's Common Stock as reported for New York Stock Exchange-Composite Transactions on the trading day immediately preceding the date of payment and rounding to the nearest whole number. Elections under this section must be made at least one week prior to the beginning of the Company's next fiscal quarter. A non-employee director's election will remain in effect from year to year until changed by the participant. A change in an election is effective, if timely made, beginning with the Company's next fiscal quarter.

The Stock Plan is administered by the Chief Executive Officer of the Company (the "Administrator"), who is authorized to interpret the Stock Plan but has no authority with respect to the selection of directors to receive awards, the number of shares subject to the Stock Plan or each grant thereunder, or the price or timing of awards to be made except as provided below. The Administrator has no authority to increase materially the benefits under the Stock Plan. The Administrator may amend, suspend or terminate the Stock Plan as he or she deems advisable or to comply with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act of 1974, or the rules and regulations thereunder, but may not amend the Stock Plan without further approval of the stockholders if such approval is required by law. The determinations of the Administrator are final, binding and conclusive upon all persons. Adjustments shall be made in the number and kind of shares subject to the Stock Plan for stock splits or stock dividends.

Federal Tax Consequences

The non-employee directors are considered to have earned directors' compensation at the time of the stock awards. The amount of taxable compensation equals the fair market value of the shares on the date awarded. This treatment applies to minimum awards and elective awards of Common Stock.

Other Information

If the Amended and Restated Stock Plan had been in effect in fiscal 2002, the following table sets forth the cumulative benefits that would have been received by the six persons eligible to participate in the Stock Plan.

                                                     Amount                            Number of Shares
--------------------------------------------------------------------------------------------------------------------
Non-Employee Director Group                          $ 327,000 (1)                           9,000
--------------------------------------------------------------------------------------------------------------------

(1)  Based on the closing price of the Common Stock on June 3, 2002 of $36.33.

The affirmative vote of a majority of the voting power of all Common Stock and Class B Common Stock present in person or by proxy, voting as a single class, a quorum being present, will be required for the approval of the foregoing proposal. The Amended and Restated Stock Plan becomes effective upon its approval by the stockholders.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Proposal 2 to adopt the Amended and Restated 1996 Stock Plan for Non-Employee Directors.

                      EQUITY COMPENSATION PLAN INFORMATION

Information as of September 30, 2002 with respect to equity compensation plans is as follows:

                                             Number of securities to      Weighted average
                                             be issued upon exercise      exercise price of     Number of securities
                                             of outstanding options,    outstanding options,     remaining available
Plan Category                                  warrants and rights       warrants and rights     for future issuance
-------------------------------------------------------------------------------------------------------------------
Equity compensation plans
  approved by stockholders (1)(2)                    1,048,809                   $ 29.04               3,038,235
-------------------------------------------------------------------------------------------------------------------

(1) 1990 Long-Term  Incentive Plan.

(2) Excludes purchase rights accruing under the Company's Employees' Stock Purchase Plan ("Purchase Plan"), which has a stockholder approved reserve of 925,000 shares. Under the Purchase Plan, each eligible employee may purchase up to 5% of base compensation not to exceed $25,000 on the last business day of April each year at a purchase price per share equal to 85% of the lower of the average of the high and low market price on either the first or last business day of the plan year.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth information as of November 29, 2002 as to each person known by the Company to own beneficially more than five (5%) percent of the Common Stock or Class B Common Stock of the Company. Holders of Class B Common Stock are entitled to ten votes per share on all matters.

                                                               Percent      Class B          Percent
       Beneficial Owners                  Common Stock        of Class    Common Stock       of Class
-----------------------------------------------------------------------------------------------------
Ariel Capital Management, Inc. (1)        7,996,328           22.8%       ---                --- %
200 E. Randolph Street
Suite 2900
Chicago, IL  60601

Lloyd G. Schermer (2)                     ---                 ---         1,227,586          12.7
c/o Lee Enterprises, Incorporated
215 North Main Street
Davenport, IA  52801-1924

Betty A. Schermer (3)                     ---                 ---         1,116,354          11.5
c/o Lee Enterprises, Incorporated
215 North Main Street
Davenport, IA  52801-1924

The Bair Co. (4)                          ---                 ---           694,008           7.2
c/o First Trust National Association
Income Collections
P.O. Box CM-9551
St. Paul, MN  55170

Gregory P. Schermer (5)                     155,496            *            528,770           5.5
c/o Lee Enterprises, Incorporated
215 North Main Street
Davenport, IA  52801-1924

Lee Endowment Foundation (6)              ---                 ---           517,648           5.4
First Citizens National Bank
2601 Fourth Street
P.O. Box 1708
Mason City, IA  50402

Grant Schermer                                   99            *            513,146           5.3
c/o Lee Enterprises, Incorporated
215 North Main Street
Davenport, IA  52801-1924
----------------------------------------------------------------------------------------------------

* Less than one percent of the class.

(1) The information is based on a report on Schedule 13G, dated October 31, 2002, filed by Ariel Capital Management, Inc. ("Ariel") with the Securities and Exchange Commission. Ariel reported sole voting power with respect to 7,216,523 of the reported shares and sole dispositive power with respect to 7,966,878 shares.

(2) Includes (i) 458,028 shares of Class B Common Stock owned by a trust as to which Lloyd G. Schermer retains sole voting and investment powers; (ii) 338,838 shares of Class B Common Stock held by a charitable trust as to which Mr. Schermer has sole voting and shared investment power; and (iii) 110,020 shares of Class B Common Stock held by a trust and 320,700 shares of Class B Common Stock held by a charitable foundation as to which Mr. Schermer shares voting and investment powers. Mr. Schermer disclaims beneficial ownership of 769,558 shares of Class B Common Stock listed above, and of the Class B Common Stock beneficially owned by Betty A. Schermer listed above and described in footnote (3) below.

(3) Includes (i) 795,654 shares of Class B Common Stock owned by trusts under which Betty A. Schermer has sole voting and investment powers; and (ii) 320,700 shares of Class B Common Stock held by a charitable foundation as to which Mrs. Schermer has shared voting and investment power, but disclaims all beneficial ownership. Mrs. Schermer also disclaims beneficial ownership of all Class B Common Stock beneficially owned by Lloyd G. Schermer listed and described in footnote (2) above.

(4) The information is based solely on the stock ownership records of the Company.

(5) Includes 6,000 shares of Class B Common Stock owned by his spouse, 2,000 shares of Common Stock and 6,000 shares of Class B Common Stock held by a trust for the benefit of his minor son, and 4,000 shares of Class B Common Stock held by a trust for the benefit of a minor daughter, as to which Mr. Schermer disclaims all beneficial ownership. Includes 25,320 shares of Common Stock subject to acquisition within 60 days by exercise of outstanding stock options.

(6) The information is based solely on the stock ownership records of the Company. The Lee Endowment Foundation is an Iowa not-for-profit corporation organized by several stockholders of the Company in 1977 as a charitable foundation to benefit certain communities in which the Company conducts business. It is independently governed and is not an affiliate of the Company.

The following table sets forth information as to the Common Stock and Class B Common Stock of the Company beneficially owned as of November 29, 2002 by each director and nominee, each of the named executive officers listed in the Summary Compensation Table below, and by all directors and executive officers as a group:

             Name of                         Percent        Class B     Percent
        Beneficial Owner     Common Stock    of Class    Common Stock   of Class
--------------------------------------------------------------------------------

Rance E. Crain                 12,500         *          ---            ---  %

James W. Hopson (2)            41,115         *          ---            ---

Mary E. Junck (2)             135,507         *          ---            ---

William E. Mayer                5,901         *          ---            ---

Herbert W. Moloney III          1,000         *          ---            ---

Andrew E. Newman                5,500         *          ---            ---

Michael E. Phelps (2)          21,771         *          ---            ---

Gordon D. Prichett              4,100         *          ---            ---

Gregory P. Schermer (1) (2)   155,496         *      528,770            5.5

Carl G. Schmidt (2)            18,800         *          ---            ---

Greg R. Veon (1) (2)           99,842         *        5,804              *

Mark Vittert                    5,500         *          ---            ---

All executive officers
and directors as a group
(15 persons)                  577,330       1.7%     534,574            5.5
--------------------------------------------------------------------------------

* Less than one percent of the class.

(1) The following directors and named executive officers disclaim beneficial ownership of the following shares, included above: Mr. Schermer - 6,000 shares of Class B Common Stock owned by his spouse, 2,000 shares of Common Stock and 6,000 shares of Class B Common Stock held by a trust for the benefit of his minor son, and 4,000 shares of Class B Common Stock held by a trust for the benefit of a minor daughter; and Mr. Veon - 400 shares of Common Stock.

(2) The table includes the following shares of Common Stock subject to acquisition within 60 days by the exercise of outstanding stock options:
     Mr. Hopson - 33,000;  Ms. Junck - 65,500; Mr. Phelps - 15,000; Mr. Schermer
     - 25,320; Mr. Schmidt - 12,000; and Mr. Veon - 63,686.

                             EXECUTIVE COMPENSATION

The following table and discussion summarize the compensation which the Company paid for services rendered in all capacities for the fiscal year ended September 30, 2002 to the Chief Executive Officer of the Company and to each of the four other most highly compensated executive officers.

Summary Compensation Table

                                                                                   Long-Term
                                        Annual Compensation                   Compensation Awards
                           ---------------------------------------------   --------------------------
                                                                           Restricted       Stock
    Name and Principal                                           Other        Stock        Options           All
          Position          Year   Salary           Bonus        Annual       Awards         (#)            Other
--------------------------------------------------------------------------------------------------------------------
                                                     (6)          (7)       (6)(9)          (6)             (11)
Mary E. Junck               2002    $575,000      $750,000       $ ---     $1,137,200      80,000         $123,200
  Chairman, President       2001     575,000       300,000         ---        709,200      75,000          115,900
    and Chief Executive     2000     460,000       138,100         ---        129,700      30,000           42,800
    Officer (1)

James W. Hopson             2002     325,000       153,400         ---         78,000      20,000           54,000
  Vice President -          2001     325,000        58,800         ---         85,100      20,000            4,100
    Publishing (2)          2000      50,800         ---           ---         75,200 (8)  45,000 (8)        ---

Carl G. Schmidt             2002     300,000       269,900         ---         78,000      20,000           10,900
  Vice President, Chief     2001     125,000        18,800         ---        147,200 (8)  40,000 (8)        ---
    Financial Officer and   2000       ---          ---            ---          ---         ---              ---
    Treasurer (3)

Greg R. Veon                2002     275,000       227,100         ---         78,000      21,730 (10)      45,100
  Vice President -          2001     258,300        47,500         ---         85,100      24,186 (10)      45,700
    Publishing (4)          2000     238,600        53,300         ---         51,900      20,000           46,700

Michael E. Phelps           2002     210,000       153,700         ---         52,000      15,000           39,400
  Vice President -          2001     210,000        68,300         ---         56,700      15,000           16,200
    Publishing (5)          2000     122,100        45,000         ---         60,400 (8)  17,500 (8)        ---
----------------------------------------------------------------------------------------------------------------------------

(1) Ms. Junck was elected Chairman, President and Chief Executive Officer in January 2002. From January 2001 to January 2002 she served as President and Chief Executive Officer. From January 2000 to January 2001 she served as President and Chief Operating Officer. From May 1999 to January 2000 she served as Executive Vice President and Chief Operating Officer.

(2) Mr. Hopson was elected Vice President - Publishing and named Publisher of the Wisconsin State Journal in July 2000. In January 2002, he was elected Chairman of Madison Newspapers, Inc.

(3) Mr. Schmidt was elected Vice President, Chief Financial Officer and Treasurer in May 2001.

(4) Mr. Veon was elected Vice President - Publishing in November 1999. From November 1995 to November 1999 he served as Vice President - Marketing.

(5) Mr. Phelps was elected Vice President - Publishing and named Publisher of the Quad-City Times in June 2002. From February 2000 to June 2002 he served as Vice President - Sales & Marketing.

(6) The Executive Compensation Committee of the Company meets following the conclusion of the Company's fiscal year to determine, among other things, the annual bonus and long term compensation grants to be awarded, if any, for the fiscal year just concluded. The Summary Compensation Table includes the value of shares of restricted Common Stock and the number of stock options granted by the Executive Compensation Committee under the Company's 1990 Long-Term Incentive Plan in each of the years indicated for the corresponding fiscal year. Bonuses were also awarded for fiscal 2002 related to successful completion of the acquisition of Howard Publications, Inc. and other merger and acquisition activities.

(7)  Less than the lesser of $50,000 or 10% of compensation.

(8)  Includes   compensation   received  by  the  named  executive   officer  in
     conjunction with his or her employment by the Company.

(9) Represents shares of restricted Common Stock in the following amounts granted to the named executive officers for fiscal 2002, 2001 and 2000, respectively.
                                             2002           2001       2000
     --------------------------------------------------------------------------
      Mary E. Junck                         35,000         20,000      5,000
      James W. Hopson                        2,400          2,400      3,000(8)
      Carl G. Schmidt                        2,400          4,400(8)    ---
      Greg R. Veon                           2,400          2,400      2,000
      Michael E. Phelps                      1,600          1,600      2,500(8)
     --------------------------------------------------------------------------

(10) Includes replacement, or "reload," options awarded at fair market value at date of exercise of non-qualified stock options as follows: Mr. Veon - 1,730 in 2002 and 4,186 in 2001. Such options have a term equal to the remaining term of the options exercised and are exercisable after one year.

(11) Represents direct and matching contributions by the Company on behalf of the named individuals to the Company's Retirement Account Plan and Supplementary Benefits Plan.

Option Grants For Year Ended September 30, 2002

The following table summarizes option grants to named executive officers for fiscal 2002:

                                           % of Total
                                        Options Granted
                           Options      to Employees in    Exercise Price    Expiration      Grant Date
Name                       Granted         Fiscal Year        Per Share         Date       Present Value
--------------------------------------------------------------------------------------------------------
                             (1)                                                                (3)
Mary E. Junck              80,000            24.1%             $32.49         11/13/2012       $591,200
James W. Hopson            20,000             6.0               32.49         11/13/2012        147,800
Carl G. Schmidt            20,000             6.0               32.49         11/13/2012        147,800
Greg R. Veon               20,000             6.0               32.49         11/13/2012        147,800
                            1,730  (2)        0.5               39.25         11/01/2004         12,600
Michael E. Phelps          15,000             4.5               32.49         11/13/2012        110,900
--------------------------------------------------------------------------------------------------------

(1) The options granted to the named individuals (other than replacement options) were determined by the Executive Compensation Committee following review of each individual's performance in fiscal year 2002, and become exercisable in installments of 30% of the original grant on each of the first and second anniversaries of the grant date and 40% on the third anniversary. All options are for Common Stock and have an exercise price equal to the closing market price of the stock on the grant date. The lesser of 25% or the maximum number of shares permitted by law are designated as incentive stock options, and the balance are non-qualified options. All options were granted under the Company's 1990 Long-Term Incentive Plan, the provisions of which, among other things, allow an optionee exercising an option to satisfy the withholding tax obligations by electing to have the Company withhold shares of stock otherwise issuable under the option with a fair market value equal to such obligations. The Plan also permits an optionee exercising an option to satisfy the exercise price by delivering previously awarded restricted stock or previously owned Common Stock. The limitations accompanying any restricted stock delivered at the exercise of an option remain in effect and apply to the corresponding number of shares issued upon the stock option exercise until they lapse according to their original terms.

(2) Replacement, or "reload," options awarded at fair market value at date of exercise of non-qualified stock options. Such options have a term equal to the remaining term of the options exercised and are exercisable after one year.

(3) The "grant date present value" is a hypothetical fair value ($7.39 for November 13, 2002 grants) determined under the Black-Scholes Option Pricing Model using certain specified assumptions. The range of assumptions used in calculating the values is as follows:

                    Factor          Grant of November 13, 2002    Reload Options
     ---------------------------------------------------------------------------

     Dividend yield                             2.0%                   2.0%
     Volatility                                29.8%                  27.2%
     Risk-free interest rate                    2.3%                   3.7%
     Turnover                                   3.0%                   ---
     Expected life (years)                      4.3                    2.7

The Company's stock options are not transferable, are subject to a risk of forfeiture, and the actual value of the stock options that an executive officer may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price.

Aggregate Option Exercises in Year Ended September 30, 2002 and Fiscal Year End Option Values

The following table summarizes option exercises in fiscal 2002 and unrealized value:

                                                                                        Value of Unexercised
                                                             Number of Unexercised      In-the-Money Options
                                  Number of                 Options at September 30,   at September 30, 2002
                               Shares Acquired    Value        2002 Exercisable/            Exercisable/
Name                             On Exercise     Realized        Unexercisable             Unexercisable
------------------------------------------------------------------------------------------------------------
                                     (1)           (2)                (3)                       (4)
Mary E. Junck                        ---           $---              34,000                 $  160,300
                                                                     96,000                    145,400

James W. Hopson                      ---            ---              21,000                    117,200
                                                                     44,000                    147,400

Carl G. Schmidt                      ---            ---               6,000                     10,800
                                                                     34,000                     25,200

Greg R. Veon                        8,640         201,500            45,686                    310,100
                                                                     41,730                    114,400

Michael E. Phelps                    ---             ---              7,500                     66,800
                                                                     25,000                     79,200
-------------------------------------------------------------------------------------------------------------

(1) All options are for Common Stock and were granted under the Company's 1990 Long-Term Incentive Plan.

(2) Market value of underlying securities at exercise date minus the exercise price.

(3) Options granted under the Company's 1990 Long-Term Incentive Plan become exercisable in three installments over a period of three years from the date of grant. The number of unexercisable options shown excludes those granted by the Executive Compensation Committee in November 2002 for the fiscal year ended September 30, 2002. Replacement, or "reload," options are awarded at fair market value at date of exercise of non-qualified stock options. Such options have a term equal to the remaining term of the options exercised and are exercisable after one year.

(4) Market value of underlying securities at September 30, 2002 ($32.86), minus the exercise price.

Benefit Plans and Retirement Programs

Under the Company's Retirement Account Plan and Supplementary Benefits Plan, the Company matches, upon eligibility, employee contributions up to 5.0% of employee compensation and, in addition, contributes 4.96% of a participant's total compensation plus an additional 4.56% of such compensation in excess of $84,900. These retirement plans are defined contribution plans. Company and employee contributions are invested and the total amount is paid following retirement. Company contributions vest after six years of service for the Company's Retirement Account Plan. Contributions to the Supplementary Benefits Plan are vested immediately. Amounts credited in fiscal 2002 under the Retirement Account Plan and Supplementary Benefits Plan to the accounts of named executive officers are listed in the Summary Compensation Table under the caption "All Other Compensation."

Change-of-Control Employment Agreements

In 1998 the Board of Directors approved employment agreements between the Company and its executive officers, including each of the named executive officers, which become effective upon a change of control or in the event of a termination of employment in anticipation of a change of control. The agreements extend for three years, but renew annually for a new three-year period unless the Company gives prior notice of termination. The agreements provide that each such officer is to remain an employee for a three-year period following a change of control of the Company (the "Employment Period"). During the Employment Period, the officer is entitled to (i) an annual base salary, payable monthly in an amount at least equal to his or her highest monthly base salary during the year prior to the change of control, (ii) an annual bonus in an amount at least equal to his or her highest annual bonus in the three years prior to the change of control, and (iii) continued participation in the Company's incentive, savings, retirement and welfare benefit plans. The officer also is entitled to payment of expenses and fringe benefits to the extent paid or provided to (a) such officer prior to the change of control or (b) other peer executives of the Company.

If during the Employment Period, the officer's employment is terminated other than for "Cause" or disability or the officer terminates his or her employment for "Good Reason", including a detrimental change in responsibilities or a reduction in salary or benefits, the officer will be entitled to the following benefits: (i) all accrued and unpaid compensation; (ii) a severance payment equal to three times the sum of such officer's (a) annual base salary, and (b) highest recent annual bonus; (iii) payment equal to the retirement contribution that the officer would have been eligible to receive from the Company under the terms of the Company's Retirement Account Plan and Supplementary Benefits Plan (or successor plan or program then in effect), determined as if the officer were fully vested thereunder and had continued (after the date of termination) to be employed for an additional three years at the officer's highest recent annual compensation for purposes of determining the basic contributions and supplemental contributions; (iv) the amount of any forfeited benefits under the Company's Savings Plan, as defined; and (v) any legal fees and expenses incurred by the officer in asserting legal rights in connection with the agreement. The officer shall also be entitled to continued welfare benefits for three years and outplacement services. Subject to certain limits on payments, the agreement also requires tax "gross-up" payments to the officer to mitigate any excise tax imposed on the officer under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), and any penalties and interest in connection with a change of control. These payments would be in addition to awards of restricted stock, stock options and stock appreciation rights or amounts payable in lieu thereof under the Company's 1990 Long-Term Incentive Plan which, in the event of a change of control and subject to certain limitations contained in the agreements, provides for early exercise and vesting and issuance or payment of such awards. The officer is entitled to receive such amounts in a lump-sum payment within 30 days of termination.

A change of control includes certain mergers and acquisitions, liquidation or dissolution of the Company, changes in the membership of the Company's Board of Directors and acquisition of securities of the Company.

Performance Presentation

The following graph compares the quarterly percentage change in the cumulative total shareholder return of the Company, the Standard & Poor's "S&P" 500 Stock Index, and the S&P 500 Publishing Index, in each case for the five years ended September 30, 2002 (with September 30, 1997 as the measurement point). Total shareholder return is measured by dividing (a) the sum of (i) the cumulative amount of dividends declared for the measurement period, assuming dividend reinvestment and (ii) the difference between the issuer's share price at the end and the beginning of the measurement period, by (b) the share price at the beginning of the measurement period.

The data points used for the omitted graph were as follows:

September 30                         1997           1998          1999          2000          2001         2002
-------------------------------------------------------------------------------------------------------------------
Lee Enterprises                   $100.00         $93.26       $100.53       $108.86       $122.03      $129.06
S&P 500 Stock Index                100.00         109.04        139.37        157.87        115.82        92.10
S&P 500 Publishing Index           100.00         100.87        137.48        142.28        134.14       156.23
-------------------------------------------------------------------------------------------------------------------

The S&P 500 Stock Index includes 500 U.S. companies in the industrial, transportation, utilities and financial sectors and is weighted by market capitalization. The S&P 500 Publishing Index, which is also weighted by market capitalization, includes, among others, the following companies considered to be peers of the Company: Gannett Co., Inc., Knight-Ridder, Inc., The New York Times Company, Dow Jones & Company, Inc. and The Tribune Company.

                 Report of the Executive Compensation Committee
               of the Board of Directors on Executive Compensation

The Committee

The Executive Compensation Committee of the Board of Directors (the "Committee") is composed of four independent outside directors. No executive officer of the Company is a member of the board of directors of any company with which a member of the Committee is affiliated. The Board of Directors has delegated to the Committee the authority to review, consider and determine the compensation of the Company's executive officers and other key employees and, in accordance with Rule 16b-3 of the Exchange Act, make the final determination regarding awards of stock options, restricted stock, and other stock-based awards to such persons.

Compensation Policies

The Committee operates on the principle that the compensation of the Company's executive management, including its Chief Executive Officer and the other executive officers named in the Summary Compensation Table, should be competitive with compensation of executive management at comparable companies. The Committee also follows a policy of basing a significant portion of the cash compensation of senior executive officers on the operating performance of the Company, and of other members of the executive management team on the performance of the enterprises, units or functions over which they exercise significant management responsibility. The Committee's policies are designed to assist the Company in attracting and retaining qualified executive management by providing competitive levels of compensation that integrate the Company's annual and long term performance goals, reward strong corporate performance, and recognize individual initiative and achievement. The Committee also believes that stock ownership by management and stock-based performance compensation arrangements are beneficial in the linking of management's and stockholders' interest in the enhancement of shareholder value.

The Company's executive compensation program is comprised of three elements: (1)
base  salary;   (2)  annual  incentive   bonus;  and  (3)  long-term   incentive
compensation.

                                   Base Salary

Salary levels for executive management are set so as to reflect the duties and level of responsibilities inherent in the position, and to reflect competitive conditions in the lines of business in which the Company is engaged in the geographic areas where services are being performed. Comparative salaries paid by other companies in the industries and locations where the Company does business are considered in establishing the salary for a given position. The Company participates in the Towers Perrin Media Industry Compensation Survey (the "Towers Survey"), which is widely used in its industry and gives relevant compensation information on executive positions. The Company strives to place fully competent and highly performing executives at the median level of compensation, as reported annually in the Towers Survey.

The Towers Survey provides annual compensation analyses for executives in the media industry based on revenue, industry segments including publishing, and market type and size. The statistical information, including revenue and compensation levels, provided by survey participants is utilized by the Towers Survey to develop statistical equations based on revenue, industry segments and markets. These equations, along with other data, are used by the Company to determine the median and other levels of compensation of the executive management of media companies with profiles comparable to that of the Company. Base salaries for executives named in the Summary Compensation Table are reviewed annually by the Committee taking into account the competitive level of pay as reflected in the Towers Survey. In setting base salaries, the Committee also considers a number of factors relating to the particular executive, including individual performance, level of experience, ability and knowledge of the job. These factors are considered subjectively in the aggregate and none of the factors is accorded a specific weight. The Committee believes the base salary levels are reasonable and necessary to retain these key employees.

The Company, with the Committee's consent, froze executive salary levels in fiscal 2002 due to general economic conditions.

                         Annual Incentive Bonus

The purpose of the annual incentive bonus program is to motivate and reward executive management so that they consistently achieve specific financial targets and are compensated for the accomplishment of certain non-financial objectives. These targets and objectives are reviewed and approved by the Committee annually in conjunction with its review of the Company's strategic and operating plans. A target bonus level, stated as a percent of annual base salary, is established for each member of the executive management team other than executive officers, by the executive officer exercising responsibility over an enterprise unit or function. For executive officers other than the Chief Executive Officer, the bonus level and achievement targets are determined by the Chief Executive Officer and approved by the Committee. Similarly, the Committee determines the annual bonus opportunity and performance objectives of the Chief Executive Officer. While the annual incentive bonus awards for executives other than the Chief Executive Officer are generally approved upon the recommendation of the Chief Executive Officer, the Committee retains the right to adjust the recommended bonus awards to reflect its evaluation of the executive's, and the Company's, overall performance.

                        Long Term Incentive Compensation

Under the Company's 1990 Long-Term Incentive Plan, the Committee is authorized, in its discretion, to grant stock options and restricted stock awards in such proportions and upon such terms and conditions as the Committee may determine. The Committee meets following the end of each year to evaluate the performance of the Company for the preceding fiscal year and determine long term incentive awards of executive management of the Company for the fiscal year just ended. Under the plan, grants to executives are based on criteria established by the Committee, including responsibility level, base salary, current market practice and the market price of the Company's Common Stock at the time of grant. The number of stock options and/or restricted shares then determined is reviewed by the Committee and may be increased or decreased to reflect the criteria noted above, the individual executive's role in accomplishment of the Company's operating objectives, and that individual's potential for long term growth and contribution to the Company's strategic objectives. Grant guidelines for stock options and restricted stock are established for all participants (including the Chief Executive Officer) with the objective of providing a target total compensation opportunity, including base salary and the target annual incentive bonus, equal to the median of the peer group. Depending on stock price performance and Company performance, actual total compensation for any given year could be at, above, or below the median of the peer group.

A target level of stock option grants was established for each executive officer position based on the scope of responsibilities and competitive practices in the newspaper industry. Actual grants were based on the performance of the executive officer. All stock options granted have an exercise price equal to the fair market value of the Common Stock at time of grant and are exercisable within a 10-year period. In order to assure the retention of high level executives and to tie the compensation of those executives to the creation of long term value for stockholders, the Committee has provided that stock options vest in specified portions over a three-year period.

The awards of restricted stock to executive officers and other key employees for fiscal 2002 represent shares of Common Stock which the recipient cannot sell or otherwise transfer until the applicable restriction period lapses. A target level of restricted stock was established for each executive officer position based on the scope of responsibilities and competitive practices in the newspaper industry. Actual grants were based on the performance of the executive officer. Restricted stock awards are also intended to increase the ownership of executives in the Company, through which the value of long term stock ownership and growth can be enhanced.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly held companies to certain of their executive officers to $1,000,000 per year, but contains an exception for performance-based compensation. While the Committee's general policy is to structure the Company's compensation programs to preserve the deductibility of most compensation paid to its executive officers, the Committee periodically authorizes payments that may not be deductible if it believes they are in the best interests of both the Company and its stockholders.

Compensation of Chief Executive Officer

The Committee determined the 2002 base salary for the Company's Chief Executive Officer, Mary E. Junck, in a manner consistent with the base salary guidelines applied to executive officers of the Company as described above. The annual bonus paid to Ms. Junck for fiscal 2002 was based upon an evaluation of the performance of the Company in relation to past years and the performance of comparable media companies, as well as the accomplishment of certain non-financial performance objectives and the successful initiation of several long-term and strategic initiatives which the Committee believes will be of significant benefit to the Company in the future, including the successful completion of the acquisition of Howard Publications, Inc. and other merger and acquisition activities.

The Committee made a long-term compensation award of stock options and restricted stock to Ms. Junck for fiscal 2002 by applying the same criteria described for the determination of such awards to other executive officers of the Company. The Committee considered the fiscal 2002 performance of the Company, as more particularly described above, in the final determination of such grants.

Executive Compensation Committee Participation

The current members of the Executive Compensation Committee are William E. Mayer, Chairman, Rance E. Crain, Andrew E. Newman and Mark Vittert.

                   REPORT OF THE AUDIT COMMITTEE OF THE BOARD
               OF DIRECTORS REGARDING ANNUAL FINANCIAL STATEMENTS

The Audit Committee of the Board of Directors is comprised of three directors who are not officers of the Company. All members are independent under rules of the New York Stock Exchange. The Board of Directors has a written charter for the Audit Committee.

The Committee held 10 meetings during fiscal 2002. The meetings were designed to facilitate and encourage private communication between the Committee, the Company's internal auditors and the Company's independent public accountants.

During these meetings, the Committee reviewed and discussed the audited financial statements with management and the independent public accountants. The Audit Committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements. Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

The discussions with the independent public accountants also included the matters required by Statement on Auditing Standards No. 61. The Audit Committee received from the independent public accountants written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1. This information was discussed with the independent public accountants.

Audit Committee Participation

The current members of the Audit Committee are Andrew E. Newman, Chairman, Herbert W. Moloney III and Gordon D. Prichett.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Deloitte & Touche LLP ("Deloitte"), Certified Public Accountants, was designated by the Board of Directors of the Company to audit the consolidated financial statements of the Company for the fiscal year ended September 30, 2002. Representatives of Deloitte will be present at the Annual Meeting and will be afforded the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. McGladrey & Pullen, LLP ("McGladrey") served as independent public accountants of the Company until June 2002.

For fiscal 2002, Deloitte, McGladrey and RSM McGladrey, Inc. (an affiliate of McGladrey) performed the following professional services and received, or will receive, fees in the amounts indicated:

--------------------------------------------------------------------------------
                                                  Deloitte        McGladrey
--------------------------------------------------------------------------------
Audit of 2002 consolidated financial statements   $207,000        $  29,000
Tax and all other services                         255,000          399,000

All other services include fees related to audit of acquired businesses, due diligence, and other merger and acquisition assistance. The Board of Directors will choose independent public accountants for purposes of auditing the consolidated financial statements of the Company for the year ending September 30, 2003, after the Annual Meeting.

                  STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Proposals of stockholders with regard to nominees for the Board of Directors or other matters to be presented at the 2004 Annual Meeting of the Company must be received by the Company to be considered for inclusion in its proxy statement and form of proxy relating to that meeting by September 1, 2003.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10 percent of the Company's Common Stock or Class B Common Stock to file initial reports of ownership and reports of changes in that ownership with the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established, and the Company is required to disclose in its proxy statement any failure to file by these dates during the Company's 2002 fiscal year.

Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all filing requirements applicable to its executive officers and directors were satisfied. With respect to the Company's two known holders of more than 10 percent of the Company's Class B Common Stock, Lloyd G. Schermer filed two late reports involving four separate transactions in the Company's Common Stock by a trust of which he is a co-trustee as to which he disclaims beneficial interest.

                                 OTHER MATTERS

The management of the Company knows of no matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the meeting, your proxy, if signed and returned, will give discretionary authority to the persons designated in it to vote in accordance with their best judgment.

The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, some of the officers and regular employees of the Company may, without extra remuneration, solicit proxies personally or by telephone, electronic transmission, facsimile or by telegram. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of stock held of record and will reimburse such persons for their expenses. The Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies, for which the Company will pay an amount that it has estimated will not exceed $10,000 plus expenses.


                                 /s/ Mary E. Junck
                                 -----------------------------------------------
                                 MARY E. JUNCK
                                 Chairman, President and Chief Executive Officer

                                    EXHIBIT A

                          LEE ENTERPRISES, INCORPORATED
                              AMENDED AND RESTATED
                   1996 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

1.  Purposes

The purpose of the Amended and Restated 1996 Stock Plan for Non-Employee Directors (the "Plan") of Lee Enterprises, Incorporated (the "Company") is to promote the interests of the Company and its stockholders by (i) encouraging non-employee directors to own shares of the Company's Common Stock and thereby link their interests more closely with the interests of the other stockholders of the Company; (ii) attracting and retaining non-employee directors of outstanding ability; (iii) providing incentive compensation opportunities which are competitive with those of other major corporations; and (iv) enabling such directors to participate in the long-term growth and financial success of the company.

2.  Definitions

The following definitions shall be applicable throughout the Plan:

          "Administrator" - means the Chief Executive Officer of the Company.

          "Award" - means a grant of Common Stock under Section 7 of the Plan.

          "Board of Directors" - means the Board of Directors of the Company.

          "Cash Compensation" - means annual retainer, fees payable for serving as Chairman of the Board of Directors or of a committee of the Board or for attending any meetings of the Board or any committee thereof, per diem consultation fees or other compensation payable as a non-employee director of the Company.

          "Code" - means the Internal Revenue Code of 1986 as amended from time to time.

          "Common   Stock"  -  means  the  common  stock  of  Lee   Enterprises,
          Incorporated, $2.00 par value.

          "Company"   -  means  Lee   Enterprises,   Incorporated,   a  Delaware
          corporation, including any and all subsidiaries.

          "Exchange Act" - means the Securities Exchange Act of 1934 as amended from time to time.

          "Participant" - means a non-employee director of the Company who has been granted an Award.

3.  Effective Date and Duration of the Plan

The Plan shall become effective upon approval by the Company's stockholders at the Annual Meeting of Stockholders to be held on January 22, 2003 or any adjournment thereof. The Plan shall terminate at such time as may be determined by the Administrator, and no Awards shall be granted after such termination.

4.  Administration

(a) Administrator. The Plan shall be administered by the Administrator subject to the restrictions set forth in the Plan. Before any Awards are granted, the Administrator may require Participants to execute any agreements that the Administrator, in his or her discretion, shall reasonably require.

(b) Powers. Subject to the provisions of the Plan, the Administrator shall have the full power, discretion, and authority to interpret and administer the Plan in a manner which is consistent with the Plan's provisions, but shall have no authority with respect to the selection of directors to receive awards, the number of shares subject to the Plan or each grant thereunder, or the price or timing of Awards to be made except as provided in Section
     9. The Administrator shall have no authority to increase materially the benefits under the Stock Plan.

(c) Decisions Binding. All determinations and decisions made by the Administrator according to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Participants, their estates and beneficiaries, and the Company and it stockholders and employees.

5.  Common Stock Awards; Shares Subject to the Plan

(a) Stock Grant Limit. Awards will be granted to Participants in the Plan in accordance with the provisions of Section 7 below. Subject to Section 8 below, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 150,000 shares. Shares of Common Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award.

(b) Stock Offered. The Common Stock to be granted constituting an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.

6.  Eligibility

Awards may be granted only to directors of the Company who, at the time of grant, are not employees of the Company or of any subsidiary of the Company. Awards may not be granted to any person who is an employee of the Company or of any subsidiary of the Company.

7.  Common Stock Awards

(a) Minimum Awards of Common Stock. An Award of 1,500 shares of Common Stock, as adjusted according to Section 8 below, shall be made automatically to Participants on the first business day of June of each year, beginning on June 2, 2003. A Participant who is elected by the Board of Directors to fill a vacancy or newly created directorship between annual meetings of stockholders shall automatically receive 1,500 shares of Common Stock, as adjusted according to Section 8 below, on the earlier of the first business day of the fourth month after taking office or the last business day of the year in which he or she took office.

(b) Elective Payment in Common Stock. Participants shall have the right to elect, in writing filed with the Company, to receive all or fifty percent (50%) of their Cash Compensation payable for services rendered by them in shares of Common Stock, commencing with the effective date of the Plan. The number of shares shall be determined by dividing the amount of the Cash Compensation to be paid by the closing price of the Company's Common Stock as reported for New York Stock Exchange-Composite Transactions of the trading day immediately preceding the date of payment and rounding to the nearest whole number. If the Company's Common Stock is not then traded on such exchange, the determination shall be based on the principal market where the Company's Common Stock is actively traded as reported in The Wall Street Journal, Midwest Edition. Elections under this section shall be made at least one (1) week prior to the beginning of the Company's next fiscal quarter. A change in an election shall be effective, if timely made, beginning with the Company's next fiscal quarter. A Participant's election shall remain in effect from year to year until changed by the Participant.

(c) Payment for Stock. A Participant shall not be required to make any payment for Common Stock received pursuant to this Plan, except to the extent otherwise required by law.

8.  Change in Capital Structure

In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to the holders of Common Stock other than cash dividends, the Administrator shall make such substitution or adjustment, if any, as he or she deems to be equitable to accomplish fairly the purposes of the Plan and to preserve the intended benefits of the Plan to the Participants and the Company, as to the number, including the number specified in Section 5(a) above, or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan, including the number of outstanding shares of Common Stock.

9.  Amendment, Modification and Termination

The Administrator may amend, suspend or terminate the Plan as he or she shall deem advisable or to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder, but may not amend the Plan without further approval of the stockholders if such approval is required by law. Adjustments shall be made in the number and kind of shares subject to the Plan as provided in Section 8 above.

10.  Miscellaneous

(a) No Right to an Award. Neither the adoption of the Plan or any action of the Administrator shall be deemed to give a director a right to an Award or any other rights hereunder except as may be evidenced by an Award duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth herein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

(b) No Employment Rights Conferred. Nothing contained in the Plan shall (i) confer upon any director any right with respect to continuation of service or nomination for reelection as a director with the Company or (ii) interfere in any way with the right to remove a director from office at any time for cause as provided in the Company's Restated Certificate of Incorporation.

(c) Other Laws; Withholding. The Company shall not be obligated to issue any shares of Common Stock until there has been compliance with such laws and regulations as the Company may deem applicable. No fractional shares of Common Stock shall be delivered. The Company shall have the right to collect cash from Participants in an amount necessary to satisfy any federal, state or local withholding tax requirements. A Participant may elect to satisfy tax withholding requirements, in whole or in part, by having the Company withhold shares of Common Stock to satisfy the amount of taxes required to be withheld.

(d) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(e) Additional Compensation. Except as otherwise provided in Section 7(b) above, shares of Common Stock granted under the Plan shall be in addition to any Cash Compensation payable to a Participant as a result of his or her service as a non-employee director of the Company.

(f) Requirements of Law. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

(g) Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to conflict of law principles.

(h)  Securities  Law  Compliance.  With  respect to any  Participant  subject to
     Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, regardless of whether the conditions are expressly set forth in the Plan. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Administrator.

                          LEE ENTERPRISES, INCORPORATED

                   PROXY FOR ANNUAL MEETING--JANUARY 22, 2003

            COMBINED PROXY FOR COMMON STOCK AND CLASS B COMMON STOCK

     The undersigned hereby appoints Mary E. Junck, Gregory P. Schermer and William E. Mayer, and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote as indicated herein, all the Common Stock and Class B Common Stock of Lee Enterprises, Incorporated held of record by the undersigned on December 2, 2002, at the Annual Meeting of Stockholders to be held on January 22, 2003, or any postponements or adjournments thereof, with all the powers the undersigned would possess if then and there personally present.

     You are encouraged to specify your choices by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The above-named proxies cannot vote your shares unless you sign and return this card.

                              FOLD AND DETACH HERE


      ALL STOCKHOLDERS ARE URGED TO VOTE THEIR PROXY AS EARLY AS POSSIBLE.
            PARTICIPANTS HOLDING SHARES THROUGH ANY OF THE COMPANY'S
              EMPLOYEE BENEFIT PLANS ARE URGED TO VOTE THEIR SHARES
                   NO LATER THAN JANUARY 17, 2003 IN ORDER TO
          ENSURE COMPLETE VOTING BY THE APPLICABLE PLAN ADMINISTRATOR.

                PLEASE SEE REVERSE SIDE FOR INFORMATION ON VOTING
                      YOUR PROXY BY TELEPHONE OR INTERNET.

Please mark your
Vote as in this                                                         X
Example.                                                              -----

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. EVERY PROPERLY SIGNED PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, PROXIES WILL BE VOTED FOR ITEMS 1 AND 2 AND IN THE DISCRETION OF MANAGEMENT IN CONNECTION WITH ITEM 3.

                The Board of Directors Recommends a vote FOR:

1.  ELECTION OF DIRECTORS                     3.  In their discretion, upon such
                                                  other matters as may properly
                                                  come before the meeting.
    FOR all nominees              WITHHOLD
    listed to the right           AUTHORITY              01 William E. Mayer
    (except as marked             to vote for all        02  Gregory P. Schermer
    to the contrary               nominees listed        03  Mark Vittert
    below).            ____       to the right.    ____

For, except vote withheld from          Receipt of Notice of Annual Meeting of
the following nominee(s):               Stockholders and the related Proxy
                                        Statement is hereby acknowledged.
___________________________________
                                        PLEASE sign exactly as your name appears
2.  To amend and restate the            hereon. Executors, administrators,
    Company's 1996 Stock Plan           trustees, custodians, etc. should
    for Non-Employee Directors.         give full title.  If shares are regis-
                                        tered in joint names, each owner should
                                        sign.
FOR  ____  AGAINST ____  ABSTAIN  ____  _________________________________ 2003
                                        SIGNATURE(S)                 DATE


                                        _________________________________2003
                                        SIGNATURE(S)                DATE

                              FOLD AND DETACH HERE



Dear Stockholder:

We encourage you to take advantage of two convenient ways by which you can vote both of your shares. You can vote your shares electronically by telephone or via the Internet, which eliminates the need to return the proxy card.

Vote by Telephone: To vote your shares by telephone, use a touch-tone telephone and call the following toll-free number: 1-877-PRX-VOTE, 24 hours a day, 7 days a week. Insert the Control Number printed in the box above, just below the perforation. Follow the simple recorded instructions.

Vote by Internet: To vote via the Internet, go to web site www. eproxyvote.com/lee. Insert the Control Number printed in the box above, just below the perforation, and then follow the simple instructions. Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

The Internet and telephone voting facilities will be available until midnight on January 21, 2003, the day before the Annual Meeting.

  Do Not Return The Proxy Card If You Are Voting By Telephone Or The Internet